As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-219768

Registration No. 333-191966

Registration No. 333-182609

Registration No. 333-176602

Registration No. 333-162635

Registration No. 333-146646

Registration No. 333-126788

Registration No. 333-118761

Registration No. 333-104955

Registration No. 333-72904

Registration No. 333-86869

Registration No. 333-86863

Registration No. 333-66891

Registration No. 333-61163

Registration No. 333-08721

Registration No. 33-28609

Registration No. 33-18870

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT:

to

FORM S-8

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-219768

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-191966

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-182609

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-176602

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-162635

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-146646

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-126788

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-118761

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-104955

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-72904

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-86863

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-86869

POST-EFFECTIVE AMENDMENT No. 2 TO REGISTRATION STATEMENT NO. 333-66891

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-61163

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 333-08721

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 33-28609

POST-EFFECTIVE AMENDMENT No. 1 TO REGISTRATION STATEMENT NO. 33-18870

UNDER

THE SECURITIES ACT OF 1933

Legg Mason, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1200960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

(410) 539-0000

(Address of Principal Executive Offices)

Legg Mason, Inc. 2017 Equity Incentive Plan

Legg Mason, Inc. Non-Employee Director Equity Plan

Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan

Legg Mason, Inc. 1998 Stock Option Plan for Non-Employee Directors

Legg Mason, Inc. 1996 Equity Incentive Plan

Legg Mason, Inc. Employee Stock Purchase Plan

The Legg Mason Profit Sharing and 401(k) Plan and Trust

The Western Asset Management 401(k) Plan and Trust

The Legg Mason, Inc. Deferred Compensation Fund Plan

(Full title of the plans)

Aliya S. Gordon

Assistant Secretary

Legg Mason, Inc.

One Franklin Parkway

San Mateo, California 94403

(650) 312-2000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David K. Boston

Laura H. Acker

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) of Legg Mason, Inc. (the “Company”) which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under each such Registration Statement as of the date hereof:

1.	Registration Statement No. 33-18870 with respect to the Legg Mason, Inc. Employee Stock Purchase Plan, originally filed with the SEC on December 7, 1987.

2.	Registration Statement No. 33-28609 with respect to the Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan, originally filed with the SEC on May 16, 1989.

3.	Registration Statement No. 333-08721 with respect to the Legg Mason, Inc. 1996 Equity Incentive Plan, originally filed with the SEC on July 24, 1996.

4.	Registration Statement No. 333-61163 with respect to the Legg Mason, Inc. 1998 Stock Option Plan for Non-Employee Directors, originally filed with the SEC on August 11, 1998.

5.	Registration Statement No. 333-66891 with respect to The Legg Mason Profit Sharing and 401(k) Plan and Trust, originally filed with the SEC on November 6, 1998, as amended on July 16, 2012.

6.	Registration Statement No. 333-86869 with respect to the Legg Mason, Inc. 1996 Equity Incentive Plan, originally filed with the SEC on September 10, 1999.

7.	Registration Statement No. 333-86863 with respect to the Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan, originally filed with the SEC on September 10, 1999.

8.	Registration Statement No. 333-72904 with respect to the Legg Mason, Inc. Employee Stock Purchase Plan, originally filed with the SEC on November 7, 2001.

9.	Registration Statement No. 333-104955 with respect to the Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan, originally filed with the SEC on May 2, 2003.

10.	Registration Statement No. 333-118761 with respect to the Legg Mason, Inc. 1996 Equity Incentive Plan, originally filed with the SEC on September 2, 2004.

11.	Registration Statement No. 333-126788 with respect to the Legg Mason, Inc. Non-Employee Director Equity Plan, originally filed with the SEC on July 21, 2005.

12.	Registration Statement No. 333-146646 with respect to the Legg Mason, Inc. 1996 Equity Incentive Plan, originally filed with the SEC on October 12, 2007.

13.	Registration Statement No. 333-162635 with respect to the Legg Mason, Inc. 1996 Equity Incentive Plan, originally filed with the SEC on October 22, 2009.

14.	Registration Statement No. 333-176602 with respect to the Legg Mason, Inc. 1996 Equity Incentive Plan, originally filed with the SEC on August 31, 2011.

15.

Registration Statement No. 333-182609 with respect to The Legg Mason Profit Sharing and 401(k) Plan and Trust and The Western Asset Management 401(k) Plan and Trust, originally filed with the SEC on July 10, 2012.

16.	Registration Statement No. 333-191966 with respect to The Legg Mason, Inc. Deferred Compensation Fund Plan, originally filed with the SEC on October 29, 2013.

17.	Registration Statement No. 333-219768 with respect to the Legg Mason, Inc. 2017 Equity Incentive Plan, originally filed with the SEC on August 7, 2017.

On February 17, 2020, the Company entered into an Agreement and Plan of Merger, by and among the Company, Franklin Resources, Inc., a Delaware corporation (“Parent”), and Alpha Sub Inc., a Maryland corporation (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), as a result of which the Company continued as the surviving corporation and a wholly owned subsidiary of Parent.

The Merger became effective on July 31, 2020 (the “Effective Date”).

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Prior Registration Statements. In accordance with an undertaking made by the Company in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration any securities registered under the Registration Statement which remained unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, California, on the 31st day of July, 2020.

LEGG MASON, INC.

By:	/s/ Gwen L. Shaneyfelt
Name: Gwen L. Shaneyfelt
Title: Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.